UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): January 12, 2007

 LSI INDUSTRIES INC.
(Exact name of Registrant as specified in its Charter)

Ohio	0-13375	31-0888951
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
10000 Alliance Road, Cincinnati, Ohio		45242
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code		(513) 793-3200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement.

On January 12, 2007, the Registrant entered into Amendment No. 6 to its Credit Agreement with PNC Bank, National Association and The Fifth Third Bank (the “Amendment”). The Amendment permits the Registrant to guaranty certain obligations of LSI Saco Technologies Inc. under a Loan Agreement dated January 12, 2007 which evidences a $7,000,000 line of credit facility (the "Loan Agreement"). The Amendment, the Continuing and Unlimited Guaranty Agreement executed by the Registrant on January 12, 2007 (the "Guaranty") and the Loan Agreement are filed herewith and incorporated herein by reference. The foregoing description of the Amendment, Guaranty and the Loan Agreement are qualified in their entirety by the exhibits filed herewith.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth on Item 1.01 is incorporated herein by reference herein as fully set forth herein.

Item 9.01 - Financial Statements and Exhibits.

(d)  Exhibits

10.1
Amendment No. 6 to Credit Agreement dated January 12, 2007 among the Registrant, PNC Bank, National Association, in its capacity as syndication agent and administrative agent, PNC Bank, National Association in its capacity as Lender and The Fifth Third Bank.

10.2	Loan Agreement dated January 12, 2007 among The Fifth Third Bank, LSI Saco Technologies Inc. and the Registrant, as guarantor.

10.3	Continuing and Unlimited Guaranty Agreement dated January 12, 2007 executed by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LSI INDUSTRIES INC.

By:	/s/ Ronald S. Stowell
Ronald S. Stowell
Vice President, Chief Financial Officer and Treasurer (Principal Accounting Officer)

January 12, 2007